UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

American Beacon Select Funds

(Exact name of registrant as specified in its charter)

Massachusetts	92-3703636
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

220 East Las Colinas Boulevard, Suite 1200, Irving, Texas 75039

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Beacon Ionic Inflation Protection ETF, shares of beneficial interest, no par value per share	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  333-88343

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:  Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value per share, of American Beacon Ionic Inflation Protection ETF, a series of American Beacon Select Funds (the “Trust”), to be registered hereunder, is set forth in Post-Effective Amendment No. 54 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-88343; 811-09603), as filed with the Securities and Exchange Commission on April 10, 2025, which description is incorporated herein by reference. Any form of amendment or supplement to the Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2:  Exhibits.

The Trust’s Amended and Restated Declaration of Trust is incorporated by reference to Exhibit (a)(1) to Post-Effective Amendment No. 50 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-88343; 811-09603), as filed with the Securities and Exchange Commission on November 25, 2024.

The Certificate of Designation for the American Beacon Ionic Inflation Protection ETF is incorporated by reference to Exhibit (a)(5) to Post-Effective Amendment No. 50 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-88343; 811-09603), as filed with the Securities and Exchange Commission on November 25, 2024.

The Trust’s Amended and Restated By-Laws is incorporated by reference to Exhibit (b) to Post-Effective Amendment No. 50 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-88343; 811-09603), as filed with the Securities and Exchange Commission on November 25, 2024.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

American Beacon Select Funds

Date: April 11, 2025

By:	/s/ Gregory J. Stumm
Name:	Gregory J. Stumm
Title:	President (Principal Executive Officer)
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